                                                                 Appendix 6.8.4

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: MET 4.875% ll/13/2043

Issuer:  METLIFE                             Offering Type: US Registered
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                       In Compliance
             REQUIRED INFORMATION                ANSWER               APPLICABLE RESTRICTION             (Yes/No)
    ---------------------------------------  ---------------- ---------------------------------------- -------------
1.  Offering Date                                11/7/13      None                                         N/A

2.  Trade Date                                   11/7/13      Must be the same as # 1

3.  Unit Price of Offering                       99.376       None                                         N/A

4.  Price Paid per Unit                          99.376       Must not exceed #3

5.  Years of Issuer's Operations                > 3 years     Must be at least three years *

6.  Underwriting Type                             firm        Must be firm

7.  Underwriting Spread                      115 bps vs. T 2  Sub-Adviser determination to be made
                                              7/8, 5/15/43

8.  Total Price paid by the Fund                 84,470       None                                         N/A

9.  Total Size of Offering                    1,000,000,000   None                                         N/A

10. Total Price Paid by the Fund plus Total     6,835,081     #10 divided by #9 must not exceed 25% **
    Price Paid for same securities
    purchased by the same Sub-Adviser for
    other investment companies

11. Underwriter(s) from whom the Fund           Barclays      Must not include Sub-Adviser
    purchased (attach a list of all                           affiliates ***
    syndicate members)

12. If the affiliate was lead or co-lead           n/a        Must be "Yes" or "N/A"
    manager, was the instruction listed
    below given to the broker(s) named in
    #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appear Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: PM 3.600 11/15/2023

Issuer:  PHILIP MORRIS INTERNATIONAL INC     Offering Type: Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                 In Compliance
                 REQUIRED INFORMATION                   ANSWER                APPLICABLE RESTRICTION               (Yes/No)
     ---------------------------------------------- --------------- -------------------------------------------- -------------
1.   Offering Date                                      11/413      None                                             N/A

2.   Trade Date                                        11/4/13      Must be the same as # 1

3.   Unit Price of Offering                             99.277      None                                             N/A

4.   Price Paid per Unit                                99.277      Must not exceed #3

5.   Years of Issuer's Operations                     < 3 years     Must be at least three years *

6.   Underwriting Type                                   firm       Must be firm

7.   Underwriting Spread                             108 bps vs.    Sub-Adviser determination to be made
                                                    T2 1/2 8/15/23

8.   Total Price paid by the Fund                       43,682      None                                             N/A

9.   Total Size of Offering                          500,000,000    None                                             N/A

10.  Total Price Paid by the Fund plus Total          3,829,114     #10 divided by #9 must not exceed 25% **
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund                   Citi       Must not include Sub-Adviser affiliates ***
     purchased (attach a list of all syndicate
     members)

12.. If the affiliate was lead or co-lead manager,       n/a        Must be "Yes" or "N/A"
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appear Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: XL 5.250 12/15/2043

Issuer:  XLIT LTD                            Offering Type: US Registered
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                               In Compliance
                 REQUIRED INFORMATION                  ANSWER                APPLICABLE RESTRICTION              (Yes/No)
     ---------------------------------------------- -------------- ------------------------------------------- -------------
1.   Offering Date                                    11/18//13    None                                            N/A

2.   Trade Date                                       11/18/13     Must be the same as # 1

3.   Unit Price of Offering                             99.77      None                                            N/A

4.   Price Paid per Unit                                99.77      Must not exceed #3

5.   Years of Issuer's Operations                     >3 years     Must be at least three years *

6.   Underwriting Type                                  firm       Must be firm

7.   Underwriting Spread                            150 bps vs. T  Sub-Adviser determination to be made
                                                    3 5/8 8/15/43

8.   Total Price paid by the Fund                      54,874      None                                            N/A

9.   Total Size of Offering                          300,000,000   None                                            N/A

10.  Total Price Paid by the Fund plus Total          4,458,721    #10 divided by #9 must not exceed 25%**
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund              DeustcheBank   Must not include Sub-Adviser affiliates***
     purchased (attach a list of all syndicate
     members)

12.  If the affiliate was lead or co-lead manager,       n/a       Must be "Yes" or "N/A"
     was the instruction listed below given to the
     broker(s) named in #11?****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the
    purchase was not designated as a group sale. [   ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: BAC 2.600 01/15/2019

Issuer:  BANK OF AMERICA CORP                Offering Type: Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                   In Compliance
                REQUIRED INFORMATION                     ANSWER                  APPLICABLE RESTRICTION              (Yes/No)
    ---------------------------------------------- ------------------- ------------------------------------------- -------------
1.  Offering Date                                       10/17/13       None                                            N/A

2.  Trade Date                                          10/17/13       Must be the same as # 1

3.  Unit Price of Offering                               99.983        None                                            N/A

4.  Price Paid per Unit                                  99.983        Must not exceed #3

5.  Years of Issuer's Operations                        >3 years       Must be at least three years *

6.  Underwriting Type                                     firm         Must be firm

7.  Underwriting Spread                            128 bp vs T 1/3/8/  Sub-Adviser determination to be made
                                                        9/30/18

8.  Total Price paid by the Fund                        100,983        None                                            N/A

9.  Total Size of Offering                           3,750,000,000     None                                            N/A

10. Total Price Paid by the Fund plus Total            8,739,514       #10 divided by #9 must not exceed 25% *
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund                     BOA          Must not include Sub-Adviser affiliates***
    purchased (attach a list of all syndicate
    members)

12. If the affiliate was lead or co-lead manager,         n/a          Must be "Yes" or "N/A"
    was the instruction listed below given to the
    broker(s) named in #11?****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund